UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2010
OM GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 29, 2010, OMG Energy Holdings, Inc., a wholly owned subsidiary of OM Group, Inc. (“OM Group”), completed the previously announced acquisition of all of the issued and outstanding equity interests of EaglePicher Technologies, LLC, an indirect wholly owned subsidiary of EP Management Corporation (formerly EaglePicher Corporation), pursuant to the Sale and Purchase Agreement dated December 23, 2009. The aggregate purchase price was $172 million in cash, subject to customary post closing adjustments. The transaction was funded by OM Group’s existing cash and credit facility with PNC Bank.
Attached hereto as Exhibit 99.1 is OM Group’s press release issued February 1, 2010 announcing the completion of this acquisition.
EaglePicher Technologies, LLC is a leader in designing and manufacturing batteries, battery management systems and energetic devices for the defense, aerospace and medical industries.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
          99.1     Press Release issued by OM Group, Inc., dated February 1, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.
By:	/s/ Kenneth Haber
Kenneth Haber
Chief Financial Officer

Date: February 2, 2010

EXHIBIT INDEX.
99.1      Press Release issued by OM Group, Inc., dated February 1, 2010